UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 10, 2007
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-19136	58-1922764
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)

1400 ONE ENERGY SQUARE	75206
4925 GREENVILLE AVENUE	(Zip code)
DALLAS, TEXAS
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Resignation of Philip D. Devlin as an Officer
     Effective January 16, 2007, Philip D. Devlin has resigned from his position as Vice President, General Counsel and Secretary of National Energy Group, Inc. (the “Company”) in order to pursue other business interests. The Company’s board of directors accepted Mr. Devlin’s resignation on January 10, 2007.
     Appointment of Bob G. Alexander as Secretary
     On January 10, 2007, the Company’s board of directors appointed Bob G. Alexander, the Company’s current Chairman of the Board, President and Chief Executive Officer, to the additional position of Secretary in order to fill the vacancy in that position resulting from Mr. Devlin’s resignation noted above. Such appointment becomes effective on January 16, 2007.
     Authorization of Annual Board Compensation Committee Retainer
     On January 10, 2007, the Company’s board of directors authorized a $20,000 annual retainer, commencing in 2007, for non-employee directors serving on the Company’s compensation committee. The annual retainer is in addition to previously authorized board and committee meeting fees.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.

Date: January 11, 2007	By:	/s/ Philip D. Devlin

	Name:	Philip D. Devlin
	Title:	Vice President, General Counsel and Secretary